UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2015

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Our reportable segments are the same as our operating segments, which also correspond with our management organizational structure. Because of the recent divestiture of the majority of the Store Fixtures business unit (formerly in the Commercial Fixturing & Components segment) along with the retirement of the Senior Operating Vice President of the Industrial Materials segment, our management organizational structure and all related internal reporting changed during the first quarter of 2015. As a result, the composition of our four reportable segments changed to reflect the new structure beginning in the first quarter of 2015.

Attached as Exhibit 99.1 is a revised overview of the Company’s segments and certain of the Company’s revised unaudited segment financial data for each year and quarterly period for 2014, 2013 and 2012, as well as for the year 2011. This financial data reflects the reportable segments the Company will use to present its first quarter financial results for 2015 and is being provided to facilitate the comparison of such results with prior financial periods. While this financial data reflects the change in the Company’s reportable segments described below, the Company has not in any way revised or restated its historical consolidated financial statements for any period. The Company’s consolidated net sales, earnings from continuing operations before interest and taxes, earnings from continuing operations, net earnings and net earnings per share remain unchanged for all periods presented.

The Company’s four reportable segments will continue to be Residential Furnishings, Commercial Products (formerly named Commercial Fixturing & Components), Industrial Materials and Specialized Products. The segment changes will include: (i) the Adjustable Bed and Fashion Bed (formerly named Consumer Products) business units moved from Residential Furnishings to Commercial Products; (ii) the Aerospace Products business unit moved from Industrial Materials to Specialized Products; and (iii) the Spuhl machinery division moved from Specialized Products to Residential Furnishings.

This information, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Revised Overview of Segments and Revised Segment Financial Data for each year and quarterly period in years 2014, 2013 and 2012, and for the year 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: April 16, 2015	By:	/s/ JOHN G. MOORE
John G. Moore
Senior Vice President –
Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Revised Overview of Segments and Revised Segment Financial Data for each year and quarterly period in years 2014, 2013 and 2012, and for the year 2011